EXHIBIT 99.1

CIRCOR International, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information
Introduction
On August 30, 2019, CIRCOR International, Inc. (“CIRCOR” or the “Company”) and its wholly-owned subsidiaries, Spence Engineering Company, Inc. and Leslie Controls, Inc., completed the disposition of substantially all of the assets of their steam equipment regulation product lines, except for certain excluded assets, to Emerson Process Management Regulator Technologies, Inc. (the “Purchaser”), pursuant to the Asset Purchase Agreement, dated August 30, 2019, by and among Spence Engineering Company, Inc., Leslie Controls, Inc., the Purchaser and CIRCOR, for $88 million, subject to adjustment for working capital and other specified items (the “Disposition”).
The unaudited pro forma condensed consolidated financial information has been prepared in conformity with Article 11 of Regulation S-X. In addition, this unaudited pro forma condensed consolidated financial information is based on currently available information and assumptions the Company believes are reasonable. This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would have been had the Disposition described above occurred on the dates indicated, or to project the results of operations for any future periods.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 and unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2019 are derived from and should be read in conjunction with the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which was filed with the Securities and Exchange Commission (the "SEC") on August 1, 2019. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is derived from and should be read in conjunction with the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018 which was filed with the SEC on March 1, 2019.
The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2019 is presented as if the Disposition had occurred on June 30, 2019. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2019 as well as for the year ended December 31, 2018 are presented as if the Disposition had occurred on January 1, 2018, the beginning of the earliest period presented.
The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Disposition.
These pro forma financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2019

(in 000's)	As Reported	Pro Forma Adjustments (a)	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,082	$—	$76,082
Trade accounts receivable, less allowance	166,623	(1,756)	164,867
Inventories	226,953	(4,380)	222,573
Prepaid expenses and other current assets	99,012	(99)	98,913
Assets held for sale	4,520	—	4,520
Total Current Assets	573,190	(6,235)	566,955
PROPERTY, PLANT AND EQUIPMENT, NET	194,932	(447)	194,485
OTHER ASSETS:
Goodwill	461,771	(32,000)	429,771
Intangibles, net	410,957	—	410,957
Deferred income taxes	31,548	(6,000)	25,548
Other assets	40,299	(24)	40,275
TOTAL ASSETS	$1,712,697	$(44,706)	$1,667,991
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$118,648	(635)	118,013
Accrued expenses and other current liabilities	107,445	(46)	107,399
Accrued compensation and benefits	30,314	(168)	30,146
Total Current Liabilities	256,407	(849)	255,558
LONG-TERM DEBT	728,653	(71,080)	657,573
DEFERRED INCOME TAXES	38,232	—	38,232
PENSION LIABILITY, NET	149,204	—	149,204
OTHER NON-CURRENT LIABILITIES	45,302	(17)	45,285
TOTAL LIABILITIES	1,217,798	(71,946)	1,145,852
SHAREHOLDERS’ EQUITY:
Preferred stock	—	—	—
Common stock	212	—	212
Additional paid-in capital	444,109	—	444,109
Retained earnings	210,065	(27,240)	237,305
Common treasury stock	(74,472)	—	(74,472)
Accumulated other comprehensive loss, net of tax	(85,015)	—	(85,015)
Total Shareholders’ Equity	494,899	(27,240)	522,139
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,712,697	$(99,186)	$1,667,991

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX-MONTHS ENDED JUNE 30, 2019

	As Reported	Pro Forma Adjustments (b)	Pro Forma
(in '000s, except EPS)
Net revenues	$540,002	$(10,571)	$529,431
Cost of revenues	387,605	(5,838)	381,767
GROSS PROFIT	152,397	(4,733)	147,664
Selling, general and administrative expenses	139,380	(1,287)	138,093
Special and restructuring (recoveries) charges, net	(2,823)	—	(2,823)
OPERATING INCOME	15,840	(3,446)	12,394
Interest expense, net	26,035	(1,955)	24,080
Other (income), net	(1,832)	(338)	(2,170)
INCOME BEFORE INCOME TAXES	(8,363)	(1,153)	(9,516)
Provision for income taxes	14,790	(265)	14,525
NET LOSS	$(23,153)	$(888)	$(24,041)

Basic loss per share	$(1.16)		$(1.21)
Diluted loss per share	$(1.16)		$(1.21)
Weighted-average shares:			.
Basic	19,888	—	19,888
Diluted	19,888	—	19,888

CIRCOR INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2018

	As Reported	Pro Forma Adjustments (b)	Pro Forma
(in '000s)
Net revenues	$1,175,825	$(20,715)	$1,155,110
Cost of revenues	834,175	(11,653)	822,522
GROSS PROFIT	341,650	(9,062)	332,588
Selling, general and administrative expenses	308,427	(2,451)	305,976
Special and restructuring charges, net	23,839	—	23,839
OPERATING INCOME	9,384	(6,611)	2,773
Interest expense, net	52,913	(3,909)	49,004
Other (income), net	(7,435)	(822)	(8,257)
LOSS BEFORE INCOME TAXES	(36,094)	(1,880)	(37,974)
Provision for income taxes	3,290	(432)	2,858
NET LOSS	$(39,384)	$(1,448)	$(40,832)

Basic loss per share	$(1.99)		$(2.06)
Diluted loss per share	$(1.99)		$(2.06)
Weighted-average shares:
Basic	19,834	—	19,834
Diluted	19,834	—	19,834

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

1.	Basis of Presentation
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 and unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2019 are derived from and should be read in conjunction with the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which was filed with the SEC on August 1, 2019. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is derived from and should be read in conjunction with the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019.
The unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2019 is presented as if the Disposition had occurred on June 30, 2019. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2019 as well as for the year ended December 31, 2018, are presented as if the Disposition had occurred on January 1, 2018, the beginning of the earliest period presented.
The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to present events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) are expected to have a continuing impact on the Company’s consolidated results following the Disposition.
These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of earnings of the Company as of such date or for such periods, nor are they necessarily indicative of future results.

2.	Pro Forma Adjustments
The following pro forma adjustments are included in the Company’s unaudited pro forma condensed consolidated financial information:

(a)
These adjustments reflect the disposition of CIRCOR’s steam equipment regulation product lines (the “Product Lines”) for $84.5 million, in cash, $12.0 million of current taxes and $6.0 million of deferred taxes associated with the Disposition and $1.4 million of fees and expenses. This net cash of $71.1 million is shown as being used to repay long-term debt. The adjustment also includes derecognizing disposed assets and liabilities of the Product Lines as well the write-off of $32.0 million of goodwill allocated to the Product Lines. The adjustment to retained earnings reflects an estimated $27.2 million after-tax gain on the Disposition.

(b)
These adjustments reflect the elimination of revenues and expenses associated with the Product Lines operations. In addition, the adjustments reflect a reduction of interest expense as the net proceeds are anticipated to be used to repay long-term debt. Finally, operating expenses are reduced as CIRCOR will lease a facility to the Purchaser for an annual rent of $0.4 million. The adjustments do not reflect the anticipated gain on sale as described in (a) above as that is considered one-time in nature and not indicative of ongoing operations.

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